UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2016 (March 28, 2016)

 LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Credit Agreement Amendment
On March 28, 2016, LRI Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”), entered into Amendment No. 7 (the “Credit Agreement Amendment”) among the Company, Logan's, Logan’s Roadhouse of Kansas, Inc., Logan’s Roadhouse of Texas, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the lenders party thereto, to the Credit Agreement, dated as of October 4, 2010 (the “Credit Agreement”), among the Company, Logan’s, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A. and Credit Suisse AG, as co-documentation agents, Credit Suisse AG, as syndication agent, and the Administrative Agent. The Credit Agreement Amendment is effective as of March 28, 2016 and, among other things:

•	includes customary provisions with respect to the impact of the EU’s bail-in procedures on unsecured liabilities of certain non-U.S. financial institutions;

•	amends the reporting and capital expenditures covenants; and

•	replaces the consolidated first lien leverage covenant with a new minimum EBITDA covenant and a new minimum liquidity covenant.
The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 7, dated as of March 28, 2016, among Logan's Roadhouse, Inc., LRI Holdings, Inc., Logan’s Roadhouse of Kansas, Inc., Logan’s Roadhouse of Texas, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016	LRI Holdings, Inc.

	By:	/s/ Samuel N. Borgese
Samuel N. Borgese
President and Chief Executive Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 7, dated as of March 28, 2016, among Logan's Roadhouse, Inc., LRI Holdings, Inc., Logan’s Roadhouse of Kansas, Inc., Logan’s Roadhouse of Texas, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

4